[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) CUSTOMARILY AND ACTUALLY TREATED BY THE REGISTRANT AS PRIVATE OR CONFIDENTIAL.

THIS AMENDMENT NO. 2 (“Amendment #2”), of the Supply Agreement, effective as of April 1, 2023 (such agreement, as amended from time to time as described in the recitals below, the “Agreement”), by and between Valneva Austria GmbH, a company duly organized and existing under the laws of Austria, having its principal offices located at Campus Vienna Biocenter 3, 1030 Vienna, Austria (“Valneva”), and Vetter Pharma International GmbH, a company duly organized and existing under the laws of Germany, having its principal offices located at Eywiesenstraße 5, 88212 Ravensburg, Germany (“Vetter”), with Valneva and Vetter hereinafter individually also referred to as a “Party” and collectively as the “Parties”,

WITNESSETH:

WHEREAS, the Parties have agreed to expand the territorial scope under the Agreement and add Expanded Territories. Iin accordance with Section 12 (5) (Amendments), the Parties now wish to amend the Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth above and below in this Amendment #2, and in the Agreement, subject to the terms and conditions hereof, each Party agree as follows:

ARTICLE 1: AMENDMENTS

(1)    With effect from January 1, 2024 (“Amendment Effective Date”), the Agreement shall be deemed amended in accordance with the following:

A.    Annex 3 shall be replaced in its entirety by an updated version of Annex 3, attached hereto as Exhibit 1.

B.    Article 10.3 shall be modified to clarify license grant under the Agreement. After the amendment Section 10.3 will read as follows (changes in italics):

“Article 10; INTELLECTUAL PROPERTY.
(3) Licenses. Vetter hereby grants to Valneva a temporary (for the duration of this Agreement), royalty free, fully paid up, non-exclusive license with respect to all Intellectual Property under Vetter’s and/or its Affiliates ownership or control, which is used by Vetter and/or its Affiliates in performing activities and services under this Agreement, to file with regulatory authorities, commercialize, distribute or otherwise use within the Territory (and Expanded Territory, as the case may be) the Product Manufactured by Vetter under this Agreement with the right to grant and authorize sublicenses solely to the extent needed for, and solely for the purpose to allow any third party to file with regulatory authorities, commercialize, distribute or otherwise use within the Territory (and Expanded Territory, as the case may be) the Product Manufactured by Vetter for Valneva. Valneva shall ensure that any such third party shall fully comply with the terms of this Agreement and the Quality Agreement, it being agreed and understood that Valneva shall take full and unlimited liability for any such third Party.”

ARTICLE 2: MISCELLANEOUS

(1)    Capitalized terms not defined herein shall have the same meanings as specified in the Agreement, unless the context otherwise requires. A reference herein to an Article or a Section is to an Article or Section of the Agreement, unless the context otherwise requires. Each reference to the term Agreement, in the Agreement, shall be deemed to be a reference to the Agreement as amended or supplemented by this Amendment #2, unless the context otherwise requires.

(2)    Except as expressly modified by this Amendment #2, any and all terms and conditions of the Agreement shall remain in full force and effect, and shall be applicable to this Amendment #2. For the avoidance of doubt, anything which is not covered in this Amendment #2, shall be subject to the provisions of the Agreement.

(3)    The Agreement (including the Quality Agreement and its Appendices) together with this Amendment #2, constitutes the entire agreement between the Parties with respect to Manufacture of the Product by Vetter and supersedes in all respects all prior proposals, negotiations, conversations, discussions and agreements between the Parties in respect thereof.

(4)    Section 12 (2) (Confidentiality. Press), Section 12 (17) (Dispute) and Section 12 (18) (Governing Law) of the Agreement shall be deemed incorporated into this Amendment #2 by this reference, save that any reference in any such Article to “this Agreement” shall be deemed to be a reference to this Amendment #2.

(Page remainder left blank intentionally, immediately followed by the signatures page.)

IN WITNESS WHEREOF, duly authorized representatives of each of the Parties have on the days and year at the places below written executed this Amendment #2 to be effective on the Amendment Effective Date.

VALNEVA Austria GmbH

Vienna, Austria, dated _____________________(month) ______ (day), 2024

(signed) /s/

Name: [***]

Title: [***]

(signed) /s/

Name: [***]

Title: [***]

VETTER PHARMA INTERNATIONAL GMBH

Ravensburg, Germany, dated ____________________ (month) ______ (day), 2024

(signed) /s/                    (signed) /s/

Name: [***]                    Name: [***]

Title: [***]                    Title: [***]

Exhibit 1

ANNEX 3 TO THE COMMERCIAL SUPPLY AGREEMENT:
EXPANDED TERRITORY

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